Exhibit j(2)


                       Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated August 18, 2000, relating to the statements of assets and liabilities and of operations of Brazos Insurance Funds - BRAZOS Small Cap Growth Portfolio, which appears in such Registration Statement. We also consent to the reference to us under the heading "Investment Adviser and Other Services
- Independent Accountants" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
1177 AVENUE OF THE AMERICAS
New York, New York  10036
August 18, 2000